Exhibit 3.1
TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE INTERNATIONAL BUSINESS COMPANIES ACT
(CAP 291)
AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
OPENTV CORP.
1. NAME
The name of the Company is OpenTV Corp. (the “Company”).
2. REGISTERED OFFICE
The Registered Office of the Company is at the offices of Insinger Trust (BVI) Limited P.O. Box 438 Road Town, Tortola, British Virgin Islands, or at such other place within the British Virgin Islands as the Company may from time to time by a resolution of members determine.
3. REGISTERED AGENT
The Registered Agent of the Company is Insinger Trust (BVI) Limited, P.O. Box 438, Road Town, Tortola, British Virgin Islands, or such other qualified person in the British Virgin Islands as the Company may from time to time by a resolution of members determine.
4. GENERAL OBJECTS AND POWERS
4.1	The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.
4.2	The Company may not —
4.2.1	carry on business with persons resident in the British Virgin Islands;

4.2.2	own an interest in real property situate in the British Virgin Islands, other than a lease referred to in clause 4.3.5;

4.2.3	carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

4.2.4	carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

4.2.5	carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or

4.2.6	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.
4.3	For purposes of clause 4.2.1, the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if —
4.3.1	it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

4.3.2	it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

4.3.3	it prepares or maintains books and records within the British Virgin Islands;

4.3.4	it holds, within the British Virgin Islands, meetings of its directors or members;

4.3.5	it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

4.3.6	it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

4.3.7	shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.
4.4	The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct. promotion or attainment of the object of the Company.
5. CURRENCY
     [INTENTIONALLY OMITTED].
6. AUTHORISED CAPITAL
     [INTENTIONALLY OMITTED].

7. CLASSES AND NUMBER OF SHARES
The Company is authorised to issue 1,200,000,000 shares of no par value. The shares which the Company is authorised to issue are divided into three classes as follows —
7.1	500,000,000 ‘A’ ordinary shares of no par value (“A Shares”);

7.2	200,000,000 ‘B’ ordinary shares of no par value (“B Shares”);

7.3	500,000,000 ‘C’ preference shares of no par value (“Preference Shares”).
The A Shares and the B Shares are collectively referred to herein as “Ordinary Shares.” The holders of shares now or hereafter outstanding shall have no pre-emptive right to purchase, or have offered to them for purchase, any shares or other equity securities issued or to be issued by the Company. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the rights of the shares of each class are set out in the following clauses.
8. DESIGNATIONS, POWERS, PREFERENCES, ETC., OF PREFERENCE SHARES
8.1	Notwithstanding anything to the contrary herein or in the Company’s Articles of Association (“Articles of Association”), the directors are hereby expressly authorised to provide (without any resolution of members), by resolution or resolutions, out of the unissued Preference Shares, for one or more series of Preference Shares and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, the relative, participating, optional or other rights (if any) and any qualifications, preferences, limitations or restrictions of the shares of such series, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, rights and terms of redemption (including sinking fund provisions) and redemption price and liquidation preferences and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. The designation and relative rights and preferences of each such series of Preference Shares and the qualifications, limitations or restrictions thereof, if any, which may differ from those of any or all other series at any time outstanding, shall be filed in accordance with the applicable provisions of British Virgin Islands law so as to constitute an amendment to this Memorandum of Association.
8.2	Preference Shares, regardless of series, which are converted into other securities or other consideration, shall be retired and cancelled and shall have the status of authorised but unissued Preference Shares, without designation as to series, provided that they may not be reissued as Preference Shares of the same series as that of which they originally formed part.

9. DESIGNATIONS, POWERS, PREFERENCES, ETC., OF ORDINARY SHARES
9.1	Save as herein otherwise provided, the A Shares and the B Shares shall rank pari passu in all respects.
9.2	The A Shares and the B Shares shall have the following rights and be subject to the following restrictions:

As Regards Voting —
9.2.1	If there is only one class of Ordinary Share in issue, each Ordinary Share shall entitle the holder thereof to one vote.

9.2.2	Subject as set out in clause 9.2.3 below, if there are A Shares and B Shares in issue, each A Share shall entitle the holder thereof to one vote, and each B Share shall entitle the holder thereof to ten votes, provided, however, that, except as otherwise required by law, holders of A Shares and B Shares, as such, shall not be entitled to vote on any amendment to this Memorandum of Association or to the Articles of Association which relates solely to the terms of one or more outstanding series of Preference Shares unless such amendment would adversely affect the rights of the holders of Ordinary Shares of either class, in which case the class so affected shall be entitled to a class vote thereon. Except as expressly set out herein or in the Articles of Association and subject to the requirements of any applicable laws and the rights of any outstanding series of Preference Shares to vote as a separate class or series, all matters submitted to a vote of members shall be voted on by the holders of the A Shares and the B Shares, voting together as a single class.

9.2.3	Should any of the B Shares be converted into A Shares under the provisions of clauses 9.2.9 to 9.2.19 hereof, then the holders thereof shall have the rights (including the voting rights) of A Shares.
            As Regards Dividends And Distributions —
9.2.4	Subject to the preferential and other dividend rights of any outstanding series of Preference Shares, holders of A Shares and B Shares shall be entitled to such dividends and other distributions in cash, shares or property of the Company as may be declared thereon by a resolution of the directors from time to time out of assets or funds of the Company legally available therefor. No dividend or other distribution may be declared or paid on any A Share unless an identical dividend or other distribution is simultaneously declared or paid, as the case may be, on each B Share, nor shall any dividend or other distribution be declared or paid on any B Share unless an identical dividend or other distribution is simultaneously declared or paid, as the case may be, on each A Share, in each case, without preference or priority of any kind. All dividends and distributions on the A Shares and B Shares payable in Ordinary Shares shall be paid in the form of A Shares to the holders of A Shares and in the form of B Shares to the holders of B Shares. In no event shall shares of either class of Ordinary Share be split, divided or combined unless the outstanding shares of the other class of Ordinary Shares be proportionately split, divided or combined.
9.2.5	In the event of a transaction as a result of which the A Shares are converted into or exchanged for one or more other securities, cash or other property (a “Class A Conversion Event”), then from and after such Class A Conversion Event, a holder of B Shares shall be entitled to receive, upon the conversion of such B Shares pursuant to clauses 9.2.9 to 9.2.19, the amount of such securities, cash and other property that such holder would have received if the conversion of such B Shares had occurred immediately prior to the record date (or, if there is no record date, the effective date) of the Class A Conversion Event. This clause 9.2.5 shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event.
9.2.6	No adjustments in respect of dividends shall be made upon the conversion of any B Share, provided, however, that, if a B Share is converted after the record date for the payment of a dividend or other distribution on B Shares but before such payment, then the record holder of such B Share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such B Share on the payment date notwithstanding the conversion thereof.
9.2.7	[INTENTIONALLY OMITTED.]
              As Regards Mergers —
9.2.8	In the event of a merger of the Company with or into another entity (whether or not the Company is the surviving entity), the holders of each A Share and B Share shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Ordinary Shares, provided that, if such consideration consists in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Company may (but is not obliged to) provide in the applicable merger agreement for the holders of B Shares to receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of A Shares (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of A

Shares, or into which the convertible or exchangeable securities to be received by the holders of A Shares may be converted or exchanged).
              As regards Conversion Of B Shares —
9.2.9	Voluntary conversion
Each B Share shall be convertible at any time, at the option of its record holder, into one validly issued, fully paid and non-assessable A Share.
9.2.10	Voluntary conversion procedure
At the time of a voluntary conversion, the record holder of B Shares shall deliver to the principal office of the Company or any transfer agent for A Shares —
9.2.10.1	the certificate or certificates representing the B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer; and
9.2.10.2	written notice to the Company stating that the record holder elects to convert such share or shares and stating the name or names (with addresses) and the nominations in which the certificate or certificates representing the A Shares issuable upon the conversion are to be issued and including instructions for the delivery thereof.
Conversions shall be deemed to have been effected at the time when delivery is made to the Company or its transfer agent of such written notice and the certificate or certificates representing the B Shares to be converted and as of such time each Person named in such written notice as the Person to whom a certificate representing A Shares is to be issued, shall be deemed to be the holder of record of the number of A Shares to be evidenced by that certificate. Upon such delivery, the Company or its transfer agent shall promptly issue and deliver at the stated address of such record holder of A Shares, a certificate or certificates representing the number of A Shares to which such record holder is entitled by reason of such conversion and shall cause such A Shares to be registered in the name of the record holder.
9.2.11	[INTENTIONALLY OMITTED.]

9.2.12	[INTENTIONALLY OMITTED.]

9.2.13	[INTENTIONALLY OMITTED.]

9.2.14	[INTENTIONALLY OMITTED.]

9.2.15	Unconverted shares; notice required
In the event of the conversion of less than all the B Shares evidenced by a certificate surrendered to the Company in accordance with the procedures of this clause 9.2, the Company shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of B Shares not converted.
9.2.16	Retired shares
B Shares which are converted into A Shares as provided herein shall be retired and cancelled and shall have the status of authorised but unissued B Shares.
9.2.17	Reservation
The Company shall at all times reserve and keep available, out of its authorised and unissued A Shares, for the purposes of effecting conversions, such number of duly authorised A Shares as shall from time to time be sufficient to effect the conversion of all outstanding B Shares. All A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and free from liens and charges with respect to such issuance.
9.2.18	[INTENTIONALLY OMITTED.]

9.2.19	[INTENTIONALLY OMITTED.]
As Regards Liquidation —
9.2.20	In the event of any voluntary or involuntary liquidation, distribution or winding up of the Company, after distribution in full of the preferential and/or other amounts to be distributed to the holders of any outstanding series of Preference Shares, the holders of A Shares and B Shares shall be entitled to receive all the remaining assets of the Company available for distribution to its shareholders, ratably in proportion to the number of A Shares and B Shares held by them. In any such distribution, A Shares and B Shares shall be treated equally on a per share basis.
10. VARIATION OF CLASS RIGHTS
Subject to the provisions of clause 9.2.2, the rights or restrictions attached to all or any shares of any class or series may be amended, modified, varied or cancelled by a resolution of members or directors as set out in clause 13.1, provided that no such amendment, modification, variation or cancellation which adversely affects the rights or restrictions attaching to any class or series of shares shall be effected without the approval of, or ratification by, a resolution passed at a separate meeting of the holders of the shares in question, by a simple majority of the votes exercisable by the holders of the applicable class or series of shares present and voting at the meeting, and the provisions of the Articles of Association relating to meetings of members shall apply to any such separate class meeting, except that a quorum at any such meeting shall be a member or members present in person or by proxy holding at least one-fifth of the issued shares of the class or series in question, provided that, if a quorum is not so present, the meeting shall be adjourned to the next day and the members present or represented at the adjourned meeting shall constitute a quorum.
11. RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU
Unless otherwise provided by the terms of issue, by this Memorandum of Association or by the Articles of Association, any right or restriction attached to all or any class or series of shares shall be deemed not to be adversely affected by the creation or issue of any other shares ranking pari passu with (but not in priority to) any such share already issued by the Company.
12. REGISTERED SHARES AND BEARER SHARES
Shares may only be issued as registered shares and not as bearer shares.
13. AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
13.1	The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or directors.
13.2	In addition to any requirements of law and of this Memorandum of Association, an affirmative vote of the holders of 66 percent or more of the combined votes of all the then outstanding Ordinary Shares, voting together as a single class, or the affirmative vote of 66 2/3 of the total number of directors (each, a “Supermajority Vote”) shall be required to
13.2.1	alter, amend, repeal or adopt any provision which is inconsistent with, any provision of clauses 8, 9 or this clause 13, of this Memorandum of Association or of Regulations 48, 49, 51, 63, 64, 65, 72, 73, 76, 77, 78, 81 or 116 of the Articles of Association; and
13.2.2	approve any merger of the Company which would, directly or indirectly have the effect of making changes to this Memorandum of Association or to the Articles of Association which would require a Supermajority Vote if effected directly as an amendment to this Memorandum of Association or to the Articles of Association.

14. DEFINITIONS AND INTERPRETATION
       In this Memorandum of Association —
14.1	unless the context clearly indicates a contrary intention, an expression which denotes anyone gender includes the other genders, a natural person includes a juristic person and vice versa, the singular includes the plural and vice versa and the following terms have the meanings assigned to them below and cognate expressions bear corresponding meanings —

“Person”	—	any individual, firm, company, corporation, trust, government, State or agency of a State or any joint venture, partnership, limited liability company, public company limited or other incorporated or unincorporated body;
14.2	terms which have not been defined herein but have been defined in the Articles of Association have the same meaning when used herein.
We,                                                             , hereby subscribe our name to this Amended and Restated Memorandum of Association this                      day of                                         , 2006 in the presence of:

Witness	Subscriber